Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN AND FOR NEW CASTLE COUNTY

CBOT HOLDINGS, INC., a Delaware	)

corporation; THE BOARD OF TRADE OF	)

THE CITY OF CHICAGO, INC., a Delaware	)

corporation; and MICHAEL FLOODSTRAND and	)

THOMAS J. WARD and All Others Similarly	)

Situated,	)

)

Plaintiffs,	) C.A. No.

)

v.	)

)

CHICAGO BOARD OPTIONS EXCHANGE,	)

INC., a Delaware non-stock corporation,	)

WILLIAM J. BRODSKY, EDWARD T. TILLY,	)

JOHN E. SMOLLEN, ROBERT J. BIRNBAUM,	)

JAMES R. BORIS, MARK DOOLEY, MARK F.	)

DUFFY, JONATHAN G. FLATOW, JANET P.	)

FROETSCHER, BRADLEY G. GRIFFITH,	)

STUART K. KIPNES, DUANE R. KULLBERG	)

JAMES P. MacGILVRAY, SCOTT P. MARKS,	)

JR., R. EDEN MARTIN, RODERICK PALMORE,	)

THOMAS H. PATRICK, JR., THOMAS A.	)

PETRONE, SUSAN M. PHILLIPS, WILLIAM R.	)

POWER, SAMUEL K. SKINNER, HOWARD L.	)

STONE, and EUGENE S. SUNSHINE,	)

)

Defendants.	)

COMPLAINT

Plaintiffs CBOT Holdings, Inc., the Board of Trade of the City of Chicago, Inc. (collectively “CBOT”), Michael Floodstrand and Thomas J. Ward hereby allege against Defendant Chicago Board Options Exchange, Inc. (the “CBOE”) and the individual defendants as follows:

INTRODUCTION

1. The CBOE is one of the largest stock option exchanges in the world. It was incorporated on February 8, 1972. It was established and directly funded by The Board of

Trade of the City of Chicago, Inc. (individually “the Board of Trade”) and its membership. For this and other reasons, the Board of Trade, CBOT Holdings and most Board of Trade Full Members (as described in Paragraph 34 infra) have a direct interest in the outcome of this dispute. From its creation, the CBOE’s Certificate of Incorporation (“the Charter”) has provided that, “[i]n recognition of the special contribution made to the organization and development of the [CBOE] by the members of the Board of Trade,” members of the Board of Trade have the right to become members of the CBOE without having to purchase such a membership. Article Fifth(b) of the Charter that is attached hereto in its entirety as Exhibit 1. This Article remains in effect today. The right afforded each member of the Board of Trade under this provision (“the Exercise Right”) has substantial value.

2. On September 1, 1992, the Board of Trade and the CBOE entered into an agreement (“the 1992 Agreement”) that reaffirmed essential terms of the Charter. The 1992 Agreement is attached hereto as Exhibit 2. The CBOE agreed, inter alia, that each holder of an Exercise Right – i.e., each Full Member of the Board of Trade or his or her delegate – is entitled to share equally with all other members of the CBOE in the offer or distribution by the CBOE to other CBOE members, including any “cash or property distribution, whether in dissolution, redemption, or otherwise” so long as the Full Member or the delegate meets certain conditions. 1992 Agreement, at ¶¶ 3(a), 3(b). The 1992 Agreement provides explicitly that Full Members of the Board of Trade or their delegates possess this right without regard to whether or not they have actually exercised their Exercise Rights, and that the CBOE is obligated to give notice to the Board of Trade 90 days prior to any such distribution so that holders of the Exercise Right can exercise it for the limited purpose of participating in such offer or distribution. Id., at ¶ 3(b).

3. The CBOE and its senior management have announced that the CBOE intends to initiate a series of transactions as part of its plan to reorganize as a for-profit entity. As part of these proposed transactions, the CBOE stated that it expects to create a holding company. The CBOE has made clear that it will distribute an equal number of shares in that holding company only to certain members of the CBOE, but Full Members of the Board of Trade or their delegates will either receive no stock, or less or different stock than what is to be distributed to all other CBOE members. If the CBOE completes these steps, the CBOE would wrongfully deprive Full Members or their delegates of their right to an equal share in such distribution, in breach of the 1992 Agreement and the Director Defendants’ (as defined in Paragraph 30 infra) fiduciary duties to the Full Members of the Board of Trade or their delegates.

PARTIES

4. Plaintiff CBOT Holdings, Inc. (“CBOT Holdings”) is a holding company with its principal place of business at 141 West Jackson Boulevard, Chicago, Illinois. CBOT Holdings is a Delaware stock, for-profit corporation.

5. Plaintiff the Board of Trade is a commodity futures and futures options exchange with its principal place of business at 141 West Jackson Boulevard, Chicago, Illinois. It is a Delaware non-stock, for-profit corporation. It is a wholly-owned subsidiary of CBOT Holdings.

6. Plaintiffs Michael Floodstrand and Thomas J. Ward are stockholders of CBOT Holdings and Full Members of the Board of Trade. Plaintiff Ward owns an Exercise Right and satisfies all other conditions to exercise that Exercise Right. Plaintiff Floodstrand has already exercised his Exercise Right.

7. Defendant CBOE is a stock options exchange with its principal place of business at 400 South LaSalle Street, Chicago, Illinois. The CBOE is a Delaware non-stock, not-for-profit corporation.

8. Defendant William J. Brodsky is the Chairman of the Board of Directors, and the Chief Executive Officer of the CBOE.

9. Defendant Edward T. Tilly is the Executive Vice Chairman of the Board of Directors of the CBOE.

10. Defendant John E. Smollen is the Member Vice Chairman of the Board of Directors of the CBOE.

11. Defendant Robert J. Birnbaum is a member of the Board of Directors of the CBOE.

12. Defendant James R. Boris is a member of the Board of Directors of the CBOE.

13. Defendant Mark Dooley is a member of the Board of Directors of the CBOE.

14. Defendant Mark F. Duffy is a member of the Board of Directors of the CBOE.

15. Defendant Jonathan G. Flatow is a member of the Board of Directors of the CBOE.

16. Defendant Janet P. Froetscher is a member of the Board of Directors of the CBOE.

17. Defendant Bradley G. Griffith is a member of the Board of Directors of the CBOE.

18. Defendant Stuart J. Kipnes is a member of the Board of Directors of the CBOE.

19. Defendant Duane R. Kullberg is a member of the Board of Directors of the CBOE.

20. Defendant James P. MacGilvray is a member of the Board of Directors of the CBOE.

21. Defendant Scott P. Marks, Jr. is a member of the Board of Directors of the CBOE.

22. Defendant R. Eden Martin is a member of the Board of Directors of the CBOE.

23. Defendant Roderick Palmore is a member of the Board of Directors of the CBOE.

24. Defendant Thomas H. Patrick, Jr. is a member of the Board of Directors of the CBOE.

25. Defendant Thomas A. Petrone is a member of the Board of Directors of the CBOE.

26. Defendant Susan M. Phillips is a member of the Board of Directors of the CBOE.

27. Defendant William R. Power is a member of the Board of Directors of the CBOE.

28. Defendant Samuel K. Skinner is a member of the Board of Directors of the CBOE.

29. Defendant Howard L. Stone is a member of the Board of Directors of the CBOE.

30. Defendant Eugene S. Sunshine is a member of the Board of Directors of the CBOE. (The Defendants identified in Paragraphs 8-30 are referred to collectively herein as “the Director Defendants”).

JURISDICTION AND VENUE

31. Because CBOT Holdings, the Board of Trade, and the CBOE are all Delaware corporations, and this lawsuit involves the rights of their shareholders under Delaware General Corporation Law and Delaware common law, Delaware law governs all or some of the claims brought herein under the CBOE’s Certificate of Incorporation. This Court has jurisdiction over the claims asserted herein pursuant to 8 Del. C. §111(a).

32. The 1992 Agreement contains an Illinois choice-of-law provision (See Ex. 2 at ¶ 6(b)) but also implicates shareholder rights in the CBOE. Thus, claims for the breach of the 1992 Agreement may be governed by either Delaware or Illinois law.

BACKGROUND FACTS

33. Organized in 1848, the Board of Trade is one of the largest futures and options exchanges in the world, providing facilities for the trading of a wide variety of futures and options contracts ranging from contracts on corn, wheat and soybeans to contracts on U.S. Treasury Securities and the Dow Jones Industrial Average.

34. Over the years, the Board of Trade has formed various membership classes. The original class, known as a Full Membership, entitles anyone holding that class of membership to trade as principal and broker any and all futures or options contracts traded at the Board of Trade. There are 1,402 Full Memberships at the Board of Trade. These memberships may be sold, leased or held for the benefit of an individual member or member firm.

The CBOE “Exercise Right”

35. The CBOE was established in 1972 in order to provide a market for stock options trading. The CBOE’s Certificate of Incorporation specifically recognized the “special contribution made to the organization and development of the [CBOE] by the members of the Board of Trade of the City of Chicago.” (Ex. 1). That special contribution included direct funding and CBOT members actively trading on the CBOE.

36. In consideration of this special contribution, and to promote growth and liquidity of the CBOE, the CBOE’s Certificate of Incorporation provides that a member of the Board of Trade is entitled to become a member of the CBOE without having to purchase a CBOE membership. Specifically, Article Fifth(b) provides:

[E]very present and future member of said Board of Trade who applies for membership in the [CBOE] and who otherwise qualifies, so long as he remains a member of said Board of Trade, be entitled to be a member of the [CBOE] notwithstanding any such limitation on the number of members and without the necessity of acquiring such membership for consideration or value from the [CBOE], its members or elsewhere. Members of the [CBOE] admitted pursuant to this paragraph (b) shall, as a condition of membership in the [CBOE], be subject to fees, dues, assessments and other like charges, and shall otherwise be vested with all rights and privileges and subject to all obligations of membership, as provided in the by-laws. Ex. 1 (emphasis added).

The ability of a Board of Trade Full Member to exercise this right to become a Full Member in the CBOE is known as the Exercise Right. Each Exercise Right has significant value to its holder.

The 1992 Agreement

37. After the creation of the Exercise Right, the Board of Trade and the CBOE had periodic disputes about the definition and scope of the Right. One of these disputes concerned whether a Full Member of the Board of Trade who leased his Board of Trade membership retained the Exercise Right or whether that Right passed to the lessee (called a delegate). The 1992 Agreement, which was signed on September 1, 1992, resolved this and other disputes between the exchanges regarding the Exercise Right.

38. The Board of Trade and the CBOE entered into the 1992 Agreement not only for their own benefit, but “on behalf of their respective members.”

39. Under the 1992 Agreement, the Board of Trade agreed that the Exercise Right would be limited to the 1,402 Full Memberships (and any delegates thereof) existing at the time of the Agreement. See Ex. 2, ¶ 2(c). No new memberships created subsequently by the Board of Trade would qualify for the Exercise Right.

40. The Board of Trade further agreed that, in order to hold the Exercise Right, Board of Trade Full Members or their delegates would have to own or possess all trading rights and privileges appurtenant to Board of Trade Full Memberships as defined in the 1992 Agreement. See Ex. 2, ¶¶ 1(a), 1(b) and 2(a). These trading rights and privileges are defined as:

(i) the rights and privileges of a CBOT Full Membership which entitle a holder or delegate to trade as principal and broker for others in all contracts traded on the CBOT, whether by open outcry, by electronic means, or otherwise, during any segment of a trading day when trading is authorized; and (ii) every trading right or privilege granted, assigned or issued by CBOT after the effective date of this Agreement to holders of CBOT Full Memberships, as a class, but excluding any right or privilege which is the subject of an option granted, assigned or issued by CBOT to a CBOT Full Member and which is not exercised by such CBOT Full Member. Ex. 2, ¶ 1(c).

41. In return for these and other agreements by the Board of Trade, the CBOE acknowledged that all Full Members of the Board of Trade or their delegates (“Eligible Members”) hold an Exercise Right. Ex. 2, ¶ 3(c) (“[A]ny Eligible CBOT Full Member or Eligible Full Member delegate is entitled to become an Exerciser Member pursuant to Article Fifth(b), provided such individual qualifies to be a CBOE Regular Member in accordance with the rules of the CBOE applicable generally to CBOE Regular Membership.”). Furthermore, the CBOE expressly agreed that Full Members who become CBOE members by exercising their Exercise Right (“Exerciser Members”) have the same rights and obligations as all other CBOE members. Paragraph 3(a) of the 1992 Agreement provides that:

The CBOE acknowledges and agrees . . . that all Exerciser Members, including Exerciser Members who are Eligible CBOT Full Member delegates, have the same rights and privileges of CBOE regular membership as other CBOE Regular Members, including the rights and privileges with respect to the trading of all CBOE products. Ex. 2, ¶ 3(a) (emphasis added).

42. The 1992 Agreement specifically provides that the “same rights and privileges of CBOE regular memberships” include rights to any distribution made by the CBOE. In particular, the CBOE agreed that:

Notwithstanding the foregoing, all Exerciser Members shall have the right to purchase or to participate in the offer or distribution of any optional or additional CBOE membership or any transferable or nontransferable trading right or privilege offered or distributed by the CBOE after the effective date of this Agreement to other CBOE Regular Members, as a class, on the same terms and conditions as other CBOE Regular Members, and any such additional membership, trading right or privilege so acquired by an Exerciser Member shall be separately transferable by such Exerciser Member on the same basis as the same may be separately transferable by other CBOE Regular Members.

In the event the CBOE makes a cash or property distribution, whether in dissolution, redemption or otherwise, to other CBOE Regular Members as a class, which has the effect of diluting the value of a CBOE Membership, including that of a CBOE membership under Article Fifth(b), such distribution shall be made on the same terms and conditions to Exerciser Members. Ex. 2, ¶ 3(a) (emphasis added).

43. Furthermore, the CBOE agreed to give the Board of Trade at least 90 days notice prior making any cash or property distribution, in order to give Full Members and their delegates who have not yet exercised their Exercise Right the opportunity to do so. See Ex. 2, ¶ 3(b) (“The CBOE agrees to notify the CBOT no less than ninety (90) days prior to every offer, distribution or redemption subject to Paragraph 3(a) . . .”).

44. The 1992 Agreement further provides that “either party . . . may bring suit (on its own behalf or on behalf of its members, or both) to enforce the terms of this Agreement and to recover damages for any breach of this Agreement.” Ex. 2, ¶ 6(c). The 1992 Agreement is governed by Illinois law. See Ex. 2, ¶ 6(b).

Board of Trade Restructuring and Subsequent Agreements Between Board of Trade and CBOE

45. Starting in 1999, the Board of Trade began developing a plan that ultimately resulted in a decision by its board of directors to restructure the Board of Trade by creating CBOT Holdings, a Delaware stock, for-profit company, and distributing shares of the common stock of CBOT Holdings to the current members of the Board of Trade. Pursuant to this restructuring, the Board of Trade became a nonstock, for-profit subsidiary of CBOT Holdings in which the members hold memberships entitling them to certain trading rights and privileges on the exchange. These restructuring transactions were completed on April 22, 2005. As part of the restructuring, each of the 1,402 Full Members of the Board of Trade received 27,338 shares of Class A common stock of CBOT Holdings, one Series B-1 Membership in the Board of Trade and one Exercise Right Privilege (“ERP”).

46. During this same period, the CBOE, the Board of Trade, and CBOT Holdings entered into a series of letter agreements providing that the restructuring transactions would not diminish in any way the Exercise Right held by the Full Members or their delegates. Specifically, they agreed that, after the Board of Trade’s restructuring, including an IPO in October 2005, a Board of Trade Full Member would continue to hold the Exercise Right if the member owns: (1) 27,338 shares of Class A Common Stock of CBOT Holdings; (2) one Series B-1 membership of the Board of Trade; and (3) one ERP and meets certain other conditions. A Full Member delegate would still hold the Exercise Right if he or she was in possession of the same three components by reason of delegation.

47. According to the latest such agreement, dated February 14, 2005, “Eligible CBOT Full Members and Eligible CBOT Full Member delegates will continue to be entitled to become Exerciser Members in the CBOE in accordance with Article Fifth(b), the 1992 Agreement, the August 7, 2001 Agreement as amended and this letter agreement.” The February 14, 2005 agreement is attached hereto as Exhibit 3.

CBOE Treatment of Exerciser Members

48. At present, approximately 284 of the 1,402 Full Members or Full Member delegates have exercised their Exercise Right and have become members of the CBOE. Consistent with the CBOE’s Charter and the 1992 Agreement, the CBOE has recognized that these exercising Full Members of the Board of Trade and Full Member delegates are Full Members of the CBOE, subject to the same privileges and obligations as any other member of the CBOE.

49. Full Members and Full Member delegates who have exercised pay the same fees and dues assessed against all other CBOE members and, except for certain restrictions on transferability, agreed upon in the 1992 Agreement, are treated generally the same as all other CBOE members.

50. Full Members and Full Member delegates who have exercised have the same right to vote on all decisions of the CBOE subject to member vote, including the election of the board of directors, as other members of the CBOE.

CBOE Restructuring

51. The CBOE has long acknowledged that the large number of Exercise Rights implicated the CBOE’s autonomy and presented a potential obstacle to any plans it might have to demutualize. In recognition of this fact, the CBOE announced in April 2004 that it planned to purchase, through a modified Dutch auction process, 500 outstanding Exercise Rights for a price ranging between $60,000 and $100,000 each. The CBOE offer to purchase was intended to reduce the number of potential CBOE shareholders if the CBOE decided to restructure, and the offer was made without any distinction between Full Members who have exercised and Full Members who were eligible to exercise. In connection with the Dutch auction, in January 2005, CBOE publicly announced that it was considering demutualizing and reorganizing as a for-profit entity.

52. The Dutch auction was conducted in the Spring of 2005. Only 68 Full Members offered to redeem their Exercise Rights during the auction. The CBOE purchased those rights for $100,000 each.

53. On September 14, 2005, the CBOE announced that its board of directors had approved a plan to begin the process of converting the CBOE to a for-profit stock corporation. At the same time, the CBOE stated that part of this reorganization plan included “the need to address the exercise rights held by Chicago Board of Trade (CBOT) Full Members.” Since then, the CBOE has reiterated that it intends to become a for-profit stock corporation.

54. Beginning on or about September 21, 2005 and continuing to the date of this complaint, CBOE management has stated that Full Members and Full Member delegates of the Board of Trade should either receive no equity, much less equity, or a different form of equity than all other CBOE members in any restructuring transactions. These statements conflict with the terms of the 1992 Agreement between CBOT and CBOE and settled principles of Delaware corporate law. As a result, there is an actual and continuing dispute between the CBOT, its Full Members and Full Member delegates who have or are eligible to exercise, and the CBOE that is ripe for adjudication.

CLASS ALLEGATIONS

55. This action is brought pursuant to Rule 23 of the Rules of the Court of Chancery of the State of Delaware and satisfies the prerequisites set forth therein.

56. Plaintiffs Michael Floodstrand and Thomas J. Ward are Full Members of the CBOT who bring this action individually and on behalf of a class consisting of Full Members and Full Member delegates of the Board of Trade who own or possess by delegation as of the Class Certification date: (1) 27,338 shares of Class A Common Stock of CBOT Holdings; (2) one series B-1 membership of the Board of Trade; and (3) one ERP.

57. The Class consists of approximately 1,334 members, and thus is so numerous that joinder of all members in a single action is impracticable.

58. There are numerous questions of law and fact that are common to the Class, including the following:

a.	Whether the CBOE’s Certificate of Incorporation and the 1992 Agreement conveys to Full Members of the Board of Trade and Full Member delegates an unextinguishable right to a full CBOE membership;

b.	Whether the Full Members of the Board of Trade and Full Member delegates within the Class own rights in the CBOE equal to the rights enjoyed by other members of the CBOE;

c.	Whether Full Members and Full Member delegates within the Class are entitled to share, on terms equal with all other CBOE members, in any cash or property distribution or redemption made by the CBOE;

d.	Whether the CBOE’s distribution of shares in connection with any proposed restructuring would constitute a cash or property distribution or redemption under the 1992 Agreement;

e.	Whether the CBOE would breach the 1992 Agreement by failing to distribute to the Full Members of the Board of Trade and Full Member delegates within the Class the same number and type of shares that it distributes to other CBOE members as part of its reorganization transaction;

f.	Whether the CBOE would breach the 1992 Agreement by failing to give the CBOT 90 days advance notice of the distribution/redemption that was part of its restructuring transaction; and

g.	Whether the CBOE and its Directors would violate Delaware law by discriminating against the Full Members of the Board of Trade and Full Member delegates within the Class by treating other CBOE members in a materially different manner in connection with its reorganization transaction.

These common issues predominate over any questions affecting only individual members.

59. The claims of Michael Floodstrand and Thomas J. Ward are typical of the claims of the Class.

60. Michael Floodstrand and Thomas J. Ward will fairly represent and adequately protect the interests of the Class. They are represented by counsel of their choice who are experienced in class action litigation and fully able to act as counsel for the Class.

61. This action may be maintained as a Rule 23b(1), b(2) and b(3) class action because the requirements of all subsections of Rule 23(b) are satisfied by the Class.

COUNT I: BREACH OF THE 1992 AGREEMENT

(CBOT Holdings, Board of Trade, Michael Floodstrand and

Thomas J. Ward, Individually and on Behalf of the Class)

62. Plaintiffs CBOT Holdings, Board of Trade, Michael Floodstrand, and Thomas J. Ward reincorporate and reallege paragraphs 1 through 61 as set forth above.

63. As alleged in paragraphs 38 through 45 above, the Full Members of the Board of Trade and Full Member delegates are intended third party beneficiaries of the 1992 Agreement.

64. The CBOE’s position, as described in paragraph 54 above, would constitute a breach of paragraph 3(a) of the 1992 Agreement which guarantees that Full Members of the Board of Trade and Full Member delegates have the same rights as all other CBOE members and gives Full Members and Full Member delegates the right to share equally in all cash or property distributions made by the CBOE to its other members. The CBOE has breached paragraph 3(a) by depriving Class Members of their right to share equally in the proceeds of the distribution awarded to CBOE regular members as part of the reorganization transactions.

65. The CBOE’s position, as described in paragraph 54 above, would also constitute a breach of paragraph 3(b) of the 1992 Agreement which guarantees Full Members of the Board of Trade and Full Member delegates, who have yet to exercise, the same rights as all other CBOE members to share equally in all cash or property distributions made by the CBOE to its members. The CBOE has breached paragraph 3(b) by seeking to deprive Full Members and Full Member delegates within the Class of their right to exercise and hence share in the proceeds of the distribution awarded to all other CBOE members as part of the reorganization transactions.

66. The CBOE’s position, as described in paragraph 54 above, would constitute a breach of paragraph 3(b) of the 1992 Agreement by failing to give notice to CBOT Holdings, the Board of Trade, the Class of its intent to distribute cash or other property to its other members.

67. Therefore, there is an actual controversy between the Plaintiffs and the Defendants with regard to these matters.

68. Plaintiffs and plaintiff class members have a protectible right under the terms of the 1992 Agreement.

69. Plaintiffs and plaintiff class members stand to suffer irreparable harm if the CBOE is permitted to go ahead with its distribution of stock in its holding company as planned. Moreover, Plaintiffs lack an adequate remedy at law for this wrongful conduct.

70. Plaintiffs and plaintiff class members also stand to suffer significant injury flowing from such breach.

COUNT II: BREACH OF FIDUCIARY DUTY

(Michael Floodstrand and Thomas J. Ward on behalf of the Class)

71. Plaintiffs reincorporate and reallege paragraphs 1 through 71 as set forth above.

72. The CBOE is governed by a Board of Directors, consisting of the Director Defendants. The Director Defendants owe a fiduciary duty to the Full Members and Full Member delegates of the Board of Trade within the Class, including Michael Floodstrand and Thomas J. Ward.

73. The CBOE’s Charter expressly provides that Full Members and Full Member delegates of the Board of Trade who have exercised and those eligible to exercise are to be treated in the same way as all other members of the CBOE.

74. Despite these fiduciary duties and the express language of the CBOE’s Charter, the Director Defendants intend to extinguish the rights of the Class members or otherwise discriminate against the Class members in favor of all other CBOE members in the CBOE’s allocation of shares of the holding company.

75. In so doing, the Director Defendants would be in breach of their fiduciary duties under Delaware law to Michael Floodstrand, Thomas J. Ward, and the other plaintiff class members.

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs CBOT Holdings, Inc., the Board of Trade, Michael Floodstrand and Thomas J. Ward, individually, and on behalf of the Class, pray for judgment against Defendants CBOE and the Director Defendants as follows:

a. Declaring that CBOE would be in breach of the 1992 Agreement if it adopts a rule or takes any other action that operates to deprive Michael Floodstrand, Thomas J. Ward and the Class of their right to participate in the distribution effected as part of its reorganization on the same terms and conditions as all other CBOE members;

b. Declaring that CBOE would be in breach of the 1992 Agreement if it fails to give CBOT Holdings, Inc. and the Class 90 days notice of the distribution so as to allow Thomas J. Ward and other members of the Class the opportunity to exercise their Exercise Right if they have not already done so;

c. Declaring that the CBOE’s Certificate of Incorporation bars the CBOE from issuing any stock to any member without allowing the Class to participate equally in any such stock issuance or distribution;

d. Issuing an injunction barring the CBOE and the Director Defendants from issuing any stock to any members of the CBOE unless they allow the members of the Class to participate, or the opportunity to participate, equally with all other CBOE members in such distribution.

e. Ordering CBOE to pay all attorney’s fees, costs of suit and expenses by these Plaintiffs; and

f. Ordering such further relief as this Court may deem necessary or appropriate.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	BOUCHARD, MARGULES & FRIEDLANDER, P.A.

/s/ Kenneth J. Nachbar	/s/ Andre G. Bouchard
Kenneth J. Nachbar (# 2067) 1201 N. Market Street P.O. Box 1347 Wilmington, DE 19899-1347 (302) 658-9200 Attorneys for Attorneys for CBOT Holdings, Inc,. and The Board of Trade of the City of Chicago

Andre G. Bouchard (#2504)

John M. Seaman (# 3868)

222 Delaware Avenue, Suite 1400

Wilmington, DE 19801

(302) 573-3500

Attorneys for Michael Floodstrand, Thomas J. Ward and All Others Similarly Situated

OF COUNSEL:	OF COUNSEL:

Hugh R. McCombs

Michele L. Odorizzi

Michael K. Forde

MAYER, BROWN, ROWE & MAW LLP

71 South Wacker

Chicago, IL 60606-4637

(312) 782-0600

Peter B. Carey

LAW OFFICES OF PETER B. CAREY

11 South LaSalle Street, Suite 1600

Chicago, IL 60603

(312) 541-0360

Kevin M. Forde, Esq.

KEVIN M. FORDE, LTD.

111 West Washington Street, Ste. 1100

Chicago, IL 60602

(312) 641-1441

Gordon B. Nash, Jr. GARDNER CARTON & DOUGLAS LLP 191 North Wacker Drive Suite 3700 Chicago, IL 60606

August 23, 2006